                                                                 Exhibit 2.6

                                  EXHIBIT B
                                  ---------


                      TRANSMITTAL LETTER AND AGREEMENT
                      --------------------------------




                    FOR SURRENDER OF CLASS A UNITS(1) OF






        -------------------------------------------------------------


                           NASH_ELMO HOLDINGS LLC


                               9 Trefoil Drive
                           Trumbull, CT 06611-1330
                             Tel: (203) 459-3900
                          Attention: Daniel P. Levy

        -------------------------------------------------------------



---------------------
(1) The Transmittal Letter and Agreement used for the Class P Units will be in substantially the form of this Exhibit B, provided the exhibit pertaining to confidentiality will not be included.


                      TRANSMITTAL LETTER AND AGREEMENT
                         (THE "TRANSMITTAL LETTER")


            Between the Company and the Undersigned with Respect
                    to the Undersigned's Class A Units of


                           NASH_ELMO HOLDINGS LLC

surrendered in connection with the acquisition of nash_elmo Holdings LLC (the "Company") by Gardner Denver, Inc., a Delaware corporation ("Buyer").
      -------                                                     -----
Such acquisition will be accomplished by a merger (the "Merger") of Neptune
                                                        ------
Holdings I, Inc., a Delaware corporation and a wholly owned subsidiary of Buyer ("Merger Sub") with and into the Company, with the Company being the
        ----------
surviving company. In connection with the Merger, the Company's Class A Units (the "Class A Units") will be converted into the right to receive the
            -------------
consideration set forth in the Agreement and Plan of Merger by and among the Company, Buyer, Merger Sub and the Representative (the "Merger Agreement").
                                                        ----------------

THE COMPANY, AS SET FORTH IN THE INFORMATION STATEMENT(2), REQUESTS THAT YOU COMPLETE, EXECUTE AND DELIVER THIS TRANSMITTAL LETTER TO KIRKLAND AND ELLIS LLP AT THE FOLLOWING ADDRESS SO THAT IT IS RECEIVED NO LATER THAN 5 P.M.
                             -------------------------------------------
CENTRAL TIME ON AUGUST [__], 2004.
----------------------------------

DELIVERY OF THIS TRANSMITTAL LETTER SHOULD BE MADE TO:


                            Kirkland & Ellis LLP
                           200 East Randolph Drive
                              Chicago, IL 60601
                       Attention: Fred W. Blakeslee II



PLEASE ACCURATELY AND COMPLETELY FILL IN ALL APPLICABLE BLANKS, FOLLOW ALL INSTRUCTIONS CAREFULLY, SIGN AND DATE THIS TRANSMITTAL LETTER IN THE SPACES PROVIDED AND HAVE SUCH SIGNATURE NOTARIZED.

ALL CLASS A UNITS HELD BY YOU SHALL AUTOMATICALLY BE CONVERTED INTO THE RIGHT TO RECEIVE THE CONSIDERATION SET FORTH IN THE MERGER AGREEMENT AT THE EFFECTIVE TIME. THE COMPANY SHALL CLOSE ITS BOOKS AND RECORDS TO THE TRANSFER OF THE CLASS A UNITS AS OF THE EFFECTIVE TIME.




------------------------------
(2) Draft to be provided to Buyer prior to distribution.



                                     i

         A PREPAID, PRE-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. DELIVERY OF THIS TRANSMITTAL LETTER TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY, EXCEPT TO THE EXTENT THE COMPANY AGREES IN WRITING OTHERWISE. NOTWITHSTANDING THE FACT THAT THE COMPANY HAS PROVIDED SUCH RETURN ENVELOPE, THE RISK OF LOSS AND DELIVERY REMAINS WITH THE UNDERSIGNED UNTIL SUCH HAS BEEN RECEIVED BY THE COMPANY.

         If you have any questions regarding this Transmittal Letter, or desire any additional information, please contact Daniel P. Levy, the Company's Chief Financial Officer, at (203) 459-3900. Each capitalized term used but not otherwise defined in this Transmittal Letter shall have the meaning set forth in the Merger Agreement.

                                 * * * * * *







                                     ii


                      TRANSMITTAL LETTER AND AGREEMENT

         1. Initial Acknowledgments. The undersigned acknowledges and agrees
            -----------------------
to follow the Instructions to this Transmittal Letter attached hereto as Exhibit A which are hereby incorporated herein by reference. The undersigned
---------
further acknowledges receipt of (i) the Information Statement to which this Transmittal Letter is attached, (ii) the Merger Agreement (iii) the BC Merger Agreement, (iv) the Escrow Agreement, (v) the Confidentiality Agreement attached hereto as Exhibit B, (vi) the Written Consent of the
                             ---------
holders of the Company's Class A Units and (vii) a form W-9 or form W-8BEN, W-8IMY or W-8ECI (if applicable) (collectively, the "Relevant Documents").
                                                     ------------------
THE UNDERSIGNED ACKNOWLEDGES THAT THE UNDERSIGNED HAS HAD THE OPPORTUNITY TO REVIEW THE RELEVANT DOCUMENTS, THAT THE UNDERSIGNED HAS CONSULTED, OR HAD THE OPPORTUNITY TO CONSULT, WITH INDEPENDENT LEGAL, TAX, ACCOUNTING, REGULATORY AND FINANCIAL ADVISORS REGARDING THE UNDERSIGNED'S RIGHTS AND OBLIGATIONS UNDER THE RELEVANT DOCUMENTS AND THAT THE UNDERSIGNED FULLY UNDERSTANDS THE TERMS AND CONDITIONS CONTAINED, AND THE TRANSACTIONS PROVIDED FOR, HEREIN AND THEREIN (INCLUDING, WITHOUT LIMITATION, THE PURCHASE PRICE ADJUSTMENT AND INDEMNIFICATION OBLIGATIONS DESCRIBED IN ARTICLES II AND IX OF THE MERGER AGREEMENT, RESPECTIVELY).

         2. Surrender of Class A Units. The undersigned hereby irrevocably
            --------------------------
and unconditionally surrenders to the Company, which shall act as the Paying Agent under the Merger Agreement, the Class A Units described hereinafter under the heading "Description of Class A Units Surrendered" (the "Surrendered Class A Units") for the purpose of receiving cash as set forth
 -------------------------
in the Merger Agreement. The undersigned understands and agrees that in accordance with the Merger Agreement, at the Effective Time and subject to the applicable conditions set forth in Article III of the Merger Agreement,
                                       -----------
each Class A Unit will be converted into the right to receive the consideration set forth in the Merger Agreement and the Class A Units will be cancelled as of the Effective Time.

         3. Consent to Merger Agreement and Transactions. The undersigned
            --------------------------------------------
hereby consents to and approves the Company entering into the Merger Agreement, the Escrow Agreement and the other documents and agreements contemplated therein (collectively, the "Transaction Documents") and each of
                                         ---------------------
the transactions contemplated therein.

         4. Authorized Agent. Without limiting any provision of this
            ----------------
Transmittal Letter, the undersigned hereby acknowledges, accepts and appoints (i) the Company (and, after the Effective Time, the Surviving Company) to serve as the Paying Agent with respect to the matters set forth in the Merger Agreement and (ii) Audax Vacuum Corp. to serve as the Representative with respect to the matters set forth in the Transaction Documents. Without limiting the generality of the foregoing, the undersigned acknowledges and accepts the provisions of Article X of the Merger Agreement and the rights and authorities afforded the Representative thereunder. The undersigned hereby severally, for itself only and not jointly and severally, agrees to indemnify and hold harmless the Representative against all expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Representative by reason of the fact it is or was acting as the Representative pursuant to the terms of the Merger Agreement; provided,
                                                              --------
however, that, to the extent of its rights pursuant to the Merger Agreement
-------
and the Escrow Agreement, the Representative shall first seek a recovery of any of the foregoing against the funds in the Escrow


Account; provided further that, the undersigned shall not indemnify and hold
         -------- -------
harmless the Representative to the extent any of the Representative's claims for indemnification hereunder arise from the Representative's willful misconduct or gross negligence.

         5. Representations and Warranties Regarding Status of Undersigned
            --------------------------------------------------------------
as a Class A Unitholder. The undersigned hereby represents and warrants to
-----------------------
the Company that the following statements are true as of the date hereof and will be true at the Effective Time:

         (a) Power and Authority. The undersigned possesses all material
             -------------------
power and authority to execute and deliver this Transmittal Letter and to perform each of the material transactions contemplated hereby, including without limitation to surrender the Surrendered Class A Units to the Paying Agent pursuant to the Merger Agreement.

         (b) Authorization; No Breach. This Transmittal Letter, when
             ------------------------
executed and delivered by the undersigned in accordance with the terms hereof and instructions hereto, constitutes the valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms. The execution and delivery by the undersigned of this Transmittal Letter and its compliance with the terms hereof do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in a violation of, or (iv) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, any material law, statute, rule or regulation to which the undersigned is subject, or any material agreement, organizational document, instrument, order, judgment or decree to which the undersigned is a party or by which it is bound.

         (c) Title; etc. The undersigned is the record and beneficial owner
             ----------
of, and has good and marketable title to, the Surrendered Class A Units which the undersigned has agreed in this Transmittal Letter to deliver to the Company, free and clear of any pledge or other encumbrance of any kind whatsoever not being released at the Closing. The undersigned does not own any securities of the Company other than the Surrendered Class A Units, and, after giving effect to the Closing, neither the undersigned nor any Affiliate of the undersigned will have any interest in any units or other security of the Company or any Subsidiary thereof.

         6. Acknowledgment of Potential Adjustments to Merger Consideration.
            ---------------------------------------------------------------
The undersigned hereby acknowledges and agrees that the amount of consideration to be received by the undersigned will be calculated in accordance with the Merger Agreement and the Escrow Agreement and that the amounts set forth in the Information Statement to which this Transmittal Letter is attached represent estimates by the Company based upon current information and projected timing only and that the consideration actually received by the undersigned may differ significantly from that set forth therein.

         7. Delivery of Merger Consideration. The delivery of any proceeds
            --------------------------------
to be paid from time to time in exchange for the surrender of the Surrendered Class A Units will be made to the undersigned by wire transfer to the account set forth below under 'Cash Payment Instructions' to be completed by the undersigned and, on the due payment to such account of all of the proceeds that may be required to be paid under the Merger Agreement and the Escrow Agreement to the undersigned, none of the Company, Surviving Company or Buyer will have any further

                                     2

obligation to the undersigned with respect to proceeds payable for the surrender of the Surrendered Class A Units. Nothing contained herein, however, shall affect any other obligations or liabilities of Buyer or the Surviving Company, including indemnification obligations, pursuant to the Merger Agreement.

         8. Continuation; Survival. All authority conferred or agreed to be
            ----------------------
conferred and covenants and agreements in this Transmittal Letter shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives, and permitted assigns, whether so expressed or not.

         9. Choice of Law. The corporate law of the State of New York will
            -------------
govern all questions concerning the relative rights of the Company and the undersigned. All other questions concerning the construction, validity and interpretation of this Transmittal Letter will be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

         10. Counterparts. This Transmittal Letter may be executed in
             ------------
multiple counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

         11. Successors and Assigns. Except as otherwise provided herein,
             ----------------------
this Transmittal Letter shall bind and inure to the benefit of and be enforceable by the undersigned, the Company and their respective successors and assigns; provided that the rights and obligations of the undersigned and
             -------- ----
the Company under this Transmittal Letter shall not be assignable without the prior written consent of the other party.

         12. Complete Agreement. This Transmittal Letter and the Transaction
             ------------------
Documents and the agreements executed in connection therewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

         13. Severability. Whenever possible, each provision of this
             ------------
Transmittal Letter and any document signed pursuant to this Transmittal Letter shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of any such document is held to be invalid, illegal or unenforceable in any respect under any applicable law by which this Transmittal Letter is governed, such invalidity, illegality or unenforceability shall not affect any other provision; provided that such
                                                       --------
provision shall be construed to give effect to the parties intent of such provision to the maximum extent permitted by applicable law.



                                     3

         14. Amendment and Waiver. The provisions of this Transmittal Letter
             --------------------
may be amended and waived only with the prior written consent of the Company and the undersigned; provided that Section 4 shall not be amended or waived
                     -------- ---- ---------
without the prior written consent of each of the Representative and the Paying Agent.

         15. Termination. This Transmittal Letter shall be void and of no
             -----------
force and effect if the Closing pursuant to the Merger Agreement fails to occur for any reason and the Merger Agreement is terminated in accordance with its terms.

         16. Third Party Beneficiary. From and after the Effective Time,
             -----------------------
Buyer shall be an intended third-party beneficiary to this Transmittal Letter. Prior to the Effective Time, Buyer shall have no rights herein.


                               * * * * * * * *






                                     4


         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Transmittal Letter and Agreement.



                                        NASH_ELMO HOLDINGS LLC


                                        By:   _______________________
                                        Name: _______________________
                                        Its:  _______________________









----------------------------------------------------------------------------

                                  SIGN HERE

If the undersigned is an individual:



--------------------------------------------
             Signature

If the undersigned is an Entity or Trust:



By:
   -----------------------------------------
             Signature

Name:
   -----------------------------------------

Its:
   -----------------------------------------

Must be signed by registered holder(s). If signing is by attorney, administrator, executor, guardian, trustee, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth the full title in such capacity below and enclose proper evidence of authority to so act. (See Instruction III.) If the signature block of the registered holder(s) does not fit in the space provided, please insert the correct signature block on a page with "Signature Page to Transmittal Letter" across the top and indicate "See Attached" in the above space.)

Dated:
      ---------------
Name(s):
        --------------------------------------------------
                         (Please Print)

Capacity:
        --------------------------------------------------

Address:
        --------------------------------------------------


----------------------------------------------------------
                                     (Zip Code)

Area Code and Telephone No.:
                            ----------------------

Tax Identification or Social Security No.:
                                          ----------------

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                                NOTARIZATION

STATE/PROVINCE OF ______________

COUNTY OF ______________

         On this ___ of _______, 2004, before me personally appeared _____________________, signer of the foregoing instrument, and acknowledged the same to be his/her free act and deed and the free act and deed of the registered holder of the Class A Units, before me.



                                            -------------------------------
                                            Notary Public
                                            My Commission Expires:
                                            Seal:



----------------------------------------------------------------------------
                          CASH PAYMENT INSTRUCTIONS
----------------------------------------------------------------------------

| | The registered holder hereby elects to receive a wire transfer to the account set forth below for any applicable cash payments to be paid pursuant to the Merger Agreement to the registered holder, as a registered holder of Class A Units:

| | The registered holder hereby elects that a wire transfer be sent to the account of the third party set forth below on the registered holder's behalf for any applicable cash payments to be paid pursuant to the Merger Agreement to the registered holder, as a registered holder of Class A Units:

Bank:
                          -----------------------------------
ABA#:
                          -----------------------------------
For Credit to:
                          -----------------------------------
Account Number:
                          -----------------------------------
For Further Credit to:
                          -----------------------------------
Contact:
                          -----------------------------------
Reference:
                          -----------------------------------
Bank Address:
                          -----------------------------------

                          -----------------------------------

Recipient (if different   -----------------------------------
from registered holder)


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DESCRIPTION OF CLASS A UNITS SURRENDERED

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------------------------------------------------------------------------
     NAME OF RECORD HOLDER          DATE ISSUED         CLASS A UNITS
------------------------------------------------------------------------
<<NAME>>                             <<DATE>>             <<SHARES>>
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